Exhibit 99.1

Audited financial statements of Cryptography Research, Inc. as of December 31, 2010 and for the year ended December 31, 2010 and the unaudited interim financial statements of Cryptography Research, Inc. as of March 31, 2011 and December 31, 2010 and for the three months ended March 31, 2011 and 2010.

CRYPTOGRAPHY RESEARCH, INC.
AUDITED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED
DECEMBER 31, 2010

Report of Independent Auditors

To the Board of Directors and Stockholders
of Cryptography Research, Inc.

In our opinion, the accompanying balance sheet and the related statement of operations, of stockholders' equity and comprehensive income and of cash flows present fairly, in all material respects, the financial position of Cryptography Research, Inc. at December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 5, 2011

CRYPTOGRAPHY RESEARCH, INC.
BALANCE SHEET
(In thousands, except par value)

December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$25,276
Marketable securities	6,129
Accounts receivable	165
Prepaid expenses and other current assets	261
Deferred taxes	30
Total current assets	31,861
Derivative financial instrument	27,830
Property and equipment, net	1,082
Other assets	95
Total assets	$60,868

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36
Accrued salaries and benefits	846
Accrued liabilities	243
Deposit liability on unvested equity awards	423
Deferred revenue, current	685
Other current liabilities	236
Total current liabilities	2,469
Deferred revenue, noncurrent	579
Deferred tax liability, noncurrent	291
Other long-term liabilities	165
Total liabilities	3,504

Commitments and contingencies (Note 6)

Stockholders’ equity:
Common stock, $0.01 par value:
Authorized: 20,000 shares
Issued and outstanding: 9,936 shares at December 31, 2010	99
Additional paid-in capital	1,776
Retained earnings	55,871
Accumulated other comprehensive loss, net	(382)
Total stockholders’ equity	57,364
Total liabilities and stockholders’ equity	$60,868

See Notes to Financial Statements

CRYPTOGRAPHY RESEARCH, INC.
STATEMENT OF OPERATIONS
(In thousands)

Year Ended December 31, 2010

Revenue	$18,507
Operating costs and expenses:
Cost of revenue	2,439
Research and development	6,467
Marketing, general and administrative	4,419
Total operating costs and expenses	13,325
Operating income	5,182
Interest income and other income, net	273
Unrealized gain on derivative financial instrument	19,089
Interest and other income, net	19,362
Income before income taxes	24,544
Provision for income taxes	1,208
Net income	$23,336

See Notes to Financial Statements

CRYPTOGRAPHY RESEARCH, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
(In thousands)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2009	9,912	$99	$1,018	$38,696	$(314)	$39,499
Components of comprehensive income:
Net income	—	—	—	23,336	—	23,336
Unrealized gain on marketable security, net of tax	—	—	—	—	(68)	(68)
Total comprehensive income						23,268
Issuance of common stock upon exercise of options	24	—	4	—	—	4
Stock-based compensation	—	—	553	—	—	553
Deposit liability for unvested stock awards	—	—	201	—	—	201
Distributions to shareholders	—	—	—	(6,161)	—	(6,161)
Balances at December 31, 2010	9,936	$99	$1,776	$55,871	$(382)	$57,364

See Notes to Financial Statements

CRYPTOGRAPHY RESEARCH, INC.
STATEMENT OF CASH FLOWS
(In thousands)

Year Ended December 31, 2010

Cash flows from operating activities:
Net income	$23,336
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	553
Depreciation	594
Deferred tax provision	338
Unrealized gain on derivative financial instrument	(19,089)
Allowance for notes receivable	200
Loss on disposal of property and equipment	21
Change in assets and liabilities:
Accounts receivable	(30)
Prepaid expenses and other current assets	135
Other noncurrent assets	8
Accounts payable	(1)
Accrued salaries and benefits	119
Accrued liabilities	149
Deferred revenue	35
Other current liabilities	(21)
Other long-term liabilities	(27)
Net cash provided by operating activities	6,320
Cash flows from investing activities:
Purchases of property and equipment	(363)
Issuance of notes receivable	(200)
Net cash used in investing activities	(563)
Cash flows from financing activities:
Distributions to shareholders	(6,161)
Proceeds received from issuance of common stock under employee stock plans	4
Net cash used in financing activities	(6,157)
Net decrease in cash and cash equivalents	(400)
Cash and cash equivalents at beginning of period	25,676
Cash and cash equivalents at end of period	$25,276

Supplemental disclosure of cash flow information:
Deposit liability on unvested equity awards	$(201)
Cash paid during the period for income taxes	$81

See Notes to Financial Statements

CRYPTOGRAPHY RESEARCH, INC.
NOTES TO FINANCIAL STATEMENTS

1.	Description of the Company

Cryptography Research, Inc. (the Company or CRI) is a security research and development (“R&D”) and licensing company based in San Francisco, California.  The Company was founded in 1995 and incorporated as an S Corporation in California in 1998.

The key technologies developed and licensed by CRI include Differential Power Analysis (“DPA”) countermeasures which involve monitoring the fluctuating electrical power consumption of a target device and then using advanced statistical methods to derive cryptographic keys and other secrets.  In addition, CRI offers anti-piracy and anti-counterfeiting solutions including CryptoFirewall technology which is a separate, on-chip, hardware-based security block that protects cryptographic keys and computations from attack.

2.	Summary of Significant Accounting Policies

Financial Statement Presentation

The accompanying financial statements include the accounts of CRI only.  CRI does not have any subsidiaries.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods.  Actual results could differ from those estimates.

Revenue Recognition

CRI licenses its DPA and Cryptofirewall technology to semiconductor and systems companies who use these inventions in the development and manufacture of their own products. CRI’s revenue consists primarily of royalty revenue and also includes DPA product revenue and consulting service revenue.

CRI recognizes revenue when persuasive evidence of an arrangement exists, CRI has delivered the product or performed the service, the fee is fixed or determinable and collection is reasonably assured.  If any of these criteria are not met, CRI defers recognizing revenue until such time as all criteria are met.

Royalty revenue is derived from fixed or variable licensing agreements.  The contractual terms of the agreements generally provide for payments over an extended period of time. For the licensing agreements with fixed royalty payments, CRI generally recognizes revenue from these arrangements as amounts become due. For the licensing agreements with variable royalty payments which can be based on either a percentage of sales or number of units sold, CRI earns royalties at the time that the licensees’ sales occur. CRI's licensees, however, do not report and pay royalties owed for sales in any given quarter until after the conclusion of that quarter. As CRI is unable to estimate the licensees’ sales in any given quarter to determine the royalties due to CRI, it recognizes royalty revenues based on royalties reported by licensees during the quarter and when all other revenue recognition criteria are met.

Product revenue is derived from sale of DPA workstation which is integrated with software that is essential to the functionality of the workstation.  The Company provides unspecified software upgrades and enhancements related to the workstation through the post contract support ("PCS") period of 15 to 27 months.  Accordingly, the Company accounts for revenue in accordance with ASC 985-605.  As vendor-specific objective evidence ("VSOE") does not exist for PCS, DPA product revenue is recognized over the PCS period.

Consulting service revenue is recognized when the consulting services have been provided and all other revenue recognition criteria are met.

CRI has not experienced collectability issues associated with customer receivables based on its historical experience.  As of December 31, 2010, CRI has determined that an allowance for doubtful accounts on customer receivables is not necessary as historic and current practice indicates the Company will collect all amounts outstanding as of the balance sheet dates.

To the extent that revenue recognition criteria are not met, the amount of payment received from customers are deferred and included as "Deferred Revenue, current" and "Deferred Revenue, noncurrent" on the balance sheet.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with original or remaining maturity of three months or less at the date of purchase.  The cash equivalent balances are invested in highly rated and highly liquid money market securities.

 The Company maintains its cash balances with high quality financial institutions.

Marketable Securities

CRI follows ASC 320, Investments – Debt and Equity securities, which addresses the accounting and reporting for investments in securities that have readily determinable fair values.  Marketable securities are classified as securities available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings included in accumulated other comprehensive loss, which is included in equity net of the related tax impact. Unrealized and realized gains and losses on investment securities are computed based on the cost basis of securities specifically identified.

CRI recognizes an impairment charge on marketable securities when a decline in the fair value of its investments in marketable securities is below the cost basis and is judged to be other than temporary.  CRI considers various factors in determining whether a decline in the fair value of these investments is other than temporary, including the length of time and extent to which the fair value of the security has been less than CRI’s cost basis, the financial condition and near-term prospects of the issuer, and CRI’s intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

Derivative Financial Instrument

In connection with the sale of the Self Protecting Digital Content (SPDC) business to Macrovision Corporation ("Macrovision") now known as Rovi Corporation, in 2007, CRI received an equity warrant (derivative financial instrument) giving it the right to acquire Macrovision’s common stock.  CRI held this derivative financial instrument for prospective investment gains.  CRI accounts for the equity warrant as a derivative in accordance with ASC 815, Derivatives and Hedging.  The derivative financial instrument entitles CRI to buy a specific number of shares of stock at a specific price at any time within a specified time period.  CRI’s derivative financial instrument agreement contains net share settlement provisions, which permit the Company to receive, at exercise, a share count equal to the intrinsic value of the derivative financial instrument divided by the share price (otherwise known as a cashless exercise).  As such, the derivative financial instrument asset is recorded at fair value and classified as an asset in the balance sheet on the date it was obtained.

Any changes in fair value from the grant date fair value of the derivative financial instrument will be recognized as an increase or decrease to the derivative financial instrument on the balance sheet and as unrealized gains or losses on the derivative financial instrument in the statement of operations.  In the event of an exercise for shares, the basis or value in the equity securities will be reclassified from derivative financial instrument to investment securities on the balance sheet on the exercise date.  The fair value of the derivative financial instrument is determined using a Black-Scholes option pricing model.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash equivalents, marketable securities, accounts receivable, accounts payable and accrued liabilities have carrying amounts which approximate fair value due to the short-term maturity of these instruments.

The fair value measurement statement defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining fair value, the Company considers the principal or most advantageous market in which the Company would transact, and the Company considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The fair value measurement statement requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements.  The statement requires fair value measurement be classified and disclosed in one of the following three categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

The Company uses unadjusted quotes to determine fair value for its investment in a mutual fund that has been classified as an available for sale security.

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

The Company uses observable pricing inputs to value its derivative financial instrument using a Black-Scholes option pricing model.  This valuation of the derivative financial instrument has been classified as a Level 2.

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The Company did not have any financial assets in Level 3.

Property and Equipment

Property and equipment includes computer software, research equipment, office equipment, leasehold improvements, and furniture and fixtures.  Computer software, research equipment, and office equipment are stated at cost less accumulated depreciation on a straight-line basis over an estimated useful life of three years.  Furniture and fixtures are stated at cost less accumulated depreciation on a straight-line basis over an estimated useful life of five years.  Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the noncancelable term of the lease.  Upon disposal, assets and related accumulated depreciation are removed from the accounts and the related gain or loss is included in the Statement of Operations.

Research and Development

Research and development costs are expensed as incurred and include engineering expenses such as salaries and related benefits, stock-based compensation, depreciation, professional services and overhead expenses related to the general development of the Company’s products.

Income Taxes

The Company has elected to be treated as a Subchapter S Corporation for federal and California tax purposes on May 11, 1998.  As such, income and expenses are passed through to the shareholders and generally not subject to taxation other than a reduced 1.5% S Corporation tax for California tax purposes and foreign withholding taxes.

California income taxes are accounted for using an asset and liability approach, which requires the recognition of deferred tax assets and liabilities for expected future tax events that have been recognized differently in the Company’s financial statements and tax returns.  The measurement of current and deferred tax assets and liabilities is based on provisions of the enacted tax law and the effects of future changes in tax laws and rates.  A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized.

In addition, the calculation of the Company’s tax liabilities involves uncertainties in the application of complex tax regulations.  As a result, the Company reports a liability for unrecognized tax benefits from uncertain tax positions taken or expected to be taken in its tax return.  The Company considers many factors when evaluating and estimating its tax positions, that may require periodic adjustments and may not accurately anticipate actual outcomes.

Stock-Based Compensation and Equity Incentive Plans

The Company maintains an equity incentive plan which issued stock awards to employees in the form of stock options.  Stock-based compensation expense for all stock awards granted is determined based on the grant-date fair value.  CRI recognizes these compensation costs net of an estimated forfeiture rate, and recognizes compensation cost only for those stock awards expected to vest on a straight-line basis over the requisite service period of the award, which is generally a five year vesting term.  CRI estimated the forfeiture rate based on its historical experience.

Employees are permitted to exercise stock option awards in advance of complete vesting.  If an employee exercises an award prior to vesting then the employee will receive restricted stock that continues to vest over the original vesting conditions and the Company will continue to recognize compensation cost ratably over the original vesting conditions.  The exercise price associated with unvested awards is classified as a deposit liability on unvested stock awards on the balance sheet at each period end.

The Company will only recognize a tax benefit from stock-based awards in additional paid-in capital if an incremental tax benefit is realized after all other tax attributes currently available have been utilized.  In addition, CRI has elected to account for the indirect effects of stock-based awards on other tax attributes, such as the research tax credits, through the Statement of Operations as part of the tax effect of stock-based compensation.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources, including unrealized gains and losses on marketable securities.  Other comprehensive income (loss), net of tax, is presented in the Statement of Stockholders’ Equity and Comprehensive Income (loss).

Impairment of Long-Lived Assets

CRI evaluates the recoverability of long-lived assets with finite lives.  Recognition of impairment of long-lived assets is required whenever events or changes in circumstances indicate that the carrying value amount of an asset may not be recoverable.  An impairment charge is recognized in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.  During 2010, CRI did not recognize any impairment of its long-lived assets.

Credit Concentration

As of December 31, 2010, the Company’s cash, cash equivalents and marketable securities were invested with three financial institutions in the form of money market funds and one mutual fund investing in short-term California municipal bonds.  The Company’s exposure to market risk for changes in interest rates relates primarily to its investment portfolio.  The Company places its investments with high credit issuers and, by policy, attempts to limit the amount of credit exposure to any one issuer.  The Company ensures the safety and preservation of the Company’s invested funds by limiting default risk and market risk.

The Company mitigates default risk by investing in high credit quality securities and by positioning its portfolio to respond appropriately to a significant reduction in a credit rating of any investment issuer or guarantor.  The portfolio includes only marketable securities with active secondary or resale markets to enable portfolio liquidity.

CRI is exposed to market risk associated with equity prices from one issuer (Macrovision) from the one derivative financial instrument.  The Company has no investments denominated in foreign currencies, and therefore, is not subject to foreign exchange risk from these assets.

Recent Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board ("FASB") amended its guidance on the presentation of comprehensive income. Under the amended guidance, an entity has the option to present comprehensive income in either one continuous statement or two consecutive financial statements. A single statement must present the components of net income and total net income, the components of other comprehensive income and total other comprehensive income, and a total for comprehensive income. In a two-statement approach, an entity must present the components of net income and total net income in the first statement. That statement must be immediately followed by a financial statement that presents the components of other comprehensive income, a total for other comprehensive income, and a total for comprehensive income. The option under current guidance that permits the presentation of components of other comprehensive income as part of the statement of changes in stockholders’ equity has been eliminated. The amendment becomes effective retrospectively for the Company’s interim period ending March 31, 2012. Early adoption is permitted. The Company does not expect that this guidance will have an impact on its financial position, results of operations or cash flows as it is disclosure-only in nature.

In May 2011, the FASB amended its guidance to converge fair value measurement and disclosure guidance about fair value measurement under U.S. GAAP with International Financial Reporting Standards (“IFRS”). IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board. The amendment changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend for the amendment to result in a change in the application of the requirements in the current authoritative guidance. The amendment becomes effective prospectively for the Company’s interim period ending March 31, 2012. Early adoption is not permitted. The Company does not expect the amendment to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the Emerging Issues Task Force (the EITF) reached final consensus under Accounting Standards Update No. 2009-13 on the issue related to revenue arrangements with multiple deliverables.  This issue addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how arrangement consideration should be measured and allocated to the separate units of accounting.  This issue is effective for the Company’s revenue arrangements entered into or materially modified on or after January 1, 2011.  The Company will evaluate the impact of this issue on the Company’s financial statements when reviewing its new or materially modified revenue arrangements with multiple deliverables.  The Company does not currently expect this new standard to significantly impact its financial statements as the Company does not typically enter into multiple element arrangements.

3.	Notes Receivable

In September 2009 and March 2010 the Company issued two $200,000 notes receivable to an unrelated third party who was assisting the Company in its marketing efforts.  Both notes were to be paid in full within 18 months of the issuance date and were issued with an interest rate of 3.5% per annum compounded monthly.

The Company did not defer any costs or fees associated with these notes receivable. The above notes are accounted for on a cash basis and therefore interest income has not been recognized for the periods presented above.

The Company determined that the outstanding balances were not collectable based on its collectability assessment as of December 31, 2010 and fully reserved the balance.

Notes receivable balances as of December 31, 2010 are comprised of the following:

As of December 31, 2010
(in thousands)

Notes receivable	$400
Allowance for notes receivable	(400)
Notes receivable (net of allowance)	$—

The following table displays the changes in the allowance for notes receivable for the year ended December 31, 2010:

(in thousands)
Allowance for notes receivable at beginning of year	$200
Provision for notes receivable	200
Net notes receivable charged off	—
Allowance for notes receivable at end of year	$400

4.	Derivative Financial Instruments

In November 2007, the Company sold its Self Protecting Digital Content (SPDC) business to Macrovision Corporation ("Macrovision") now known as Rovi Corporation.  As part of the consideration paid for this business the Company received a derivative financial instrument to purchase 928,315 shares of Macrovision’s common stock.  The derivative financial instrument was issued to the Company on November 17, 2007.

The derivative is recorded at fair value on the balance sheet in the derivative financial instruments line item with changes in fair value included in the unrealized gain on derivative financial instruments line item on the statement of operations.  The following table presents the fair value amount on the Company’s balance sheet and the amount of the unrealized gains included in the Statement of Operations.

(in thousands)
Derivative financial instrument at beginning of year	$8,741
Unrealized gain	19,089
Derivative financial instrument at end of year	$27,830

5.	Balance Sheet Components

Marketable Securities

CRI invests its excess cash and cash equivalents primarily in money market funds and one mutual fund investing in short-term California municipal bonds. All cash equivalents and marketable securities are classified as available-for-sale. Total cash equivalent and marketable securities are summarized as follows:

	As of December 31, 2010
(in thousands)	Fair Value	Amortized Cost	Gross Unrealized Losses
Money market funds	$22,440	$22,440	$—
Mutual fund	6,129	6,516	(387)
Total cash equivalents and marketable securities	$28,569	$28,956	$(387)

The unrealized loss can be primarily attributed to a combination of market conditions as well as the demand for short-term California municipal bonds. See Note 10 “Fair Value of Financial Instruments,” for fair value discussion regarding the Company’s cash equivalents and marketable securities.

Property and Equipment, Net

Property and equipment, net is comprised of the following:

December 31, 2010
(In thousands)
Computer software	$716
Office equipment	264
Furniture and fixtures	440
Leasehold improvements	344
Research equipment	449
2,213
Less: Accumulated depreciation	(1,131)
$1,082

Depreciation expense for the year ended December 31, 2010 was $594,000.

Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss is comprised of the following:

December 31, 2010
(In thousands)
Unrealized loss on available for sale security	$(387)
Tax effect	5
$(382)

6.	Commitments and Contingencies

On July 23, 2004, the Company entered into a five-year building lease agreement in San Francisco, California to lease approximately 5,400 square feet of office space. On June 4, 2007, the Company amended the building lease agreement to lease 12,100 square feet of office space for a term from February 1, 2008 through October 31, 2012. The office space is used for the Company’s corporate headquarters, as well as engineering, marketing and administrative operations and activities.

As of December 31, 2010, the Company’s contractual obligations are:

	Total	2011	2012	Thereafter
(in thousands)
Leases	$879	$470	$409	$—

Rent expense was $453,000 for the year ended December 31, 2010.

From time to time, the Company may be involved in lawsuits, claims, investigations and proceedings, consisting of intellectual property, commercial, employment or other matters which arise in ordinary course of business.

7.	Equity Incentive Plans and Stock-Based Compensation

Stock Option Plans

The Company has two equity incentive plans under which grants are currently outstanding: the 1999 equity incentive plan (the 1999 Plan) and the 2009 equity incentive plan (the 2009 Plan).  Commencing January 1, 2009, all stock awards will be granted under the 2009 Plan and no further awards are being made under the 1999 Plan.  The 1999 Plan will continue to govern awards previously granted under the plan.

Grants under both plans have requisite service periods of 60 months, have graded vesting schedules and expire ten years from date of grant.

Both plans provide for the issuance of the following types of incentive awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) stock purchase rights.  The Company mainly incentivizes employees using stock option awards.  The Board of Directors reserved 2,500,000 shares in May 2009 for issuance under the 2009 Plan.

A summary of shares available for grant under the Company’s 2009 equity incentive plan is as follows:

Shares Available for Grant
(In thousands)
Shares available as of December 31, 2009	1,780
Stock options granted	(155)
Stock options forfeited	—
Stock options expired	—
Total available for grant as of December 31, 2010	1,625

The Company adopted ASC 718, Compensation – Stock Compensation, on January 1, 2006 prospectively for all grants of share awards. Since adoption, the Company has only issued stock options that can be exercised at any time after the grant date. To the extent that options are exercised prior to complete vesting, the shares to be issued will be restricted and will continue to vest over the original vesting term of the stock award.

In accordance with the 1999 Plan and the 2009 Plan, employees are permitted to exercise stock option awards in advance of complete vesting. The exercise price associated with unvested awards is classified as a deposit liability on unvested stock awards on the balance sheet at each period end.  At December 31, 2010 the deposit liability on unvested stock awards was $423,000.

General Stock Option Information

The following table summarizes stock option activity under the 1999 Plan and 2009 Plan for the year ended December 31 2010 and information regarding stock options outstanding, exercisable, and vested and expected to vest as of December 31, 2010.

	Options Outstanding
	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term(years)	Aggregate Intrinsic Value
	(Dollars and shares in thousands, except per share amounts)
Outstanding as of December 31, 2009	1,110	$3.10
Options granted	155	7.21
Options exercised	(25)	0.15
Options forfeited	(49)	0.15
Outstanding as of December 31, 2010	1,191	3.73	7	$4,049
Vested or expected to vest at December 31, 2010	1,137	3.70	7	3,900
Options exercisable at December 31, 2010	571	2.42	6	2,688

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value for in-the-money options at December 31, 2010, based on the value of the Company, which would have been received by the option holders had all option holders exercised their options as of that date. The total number of in-the-money options outstanding and exercisable as of December 31, 2010 was 1,190,800. The following table summarizes the information about stock options outstanding and exercisable as of December 31, 2010:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding (in thousands)	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price (per share)	Number Exercisable (in thousands)	Weighted Average Exercise Price (per share)
$0.18 – $1.44	376	4.7	$0.96	345	$0.92
$2.77 – $5.24	660	8.1	$4.49	208	$4.47
$7.12 – $7.25	155	9.4	$7.21	18	$7.23
	1,191	7.2	$3.73	571	$2.42

Stock-Based Compensation

Stock Options

During the year ended December 31, 2010 the Company granted 155,000 stock options with an estimated total grant-date fair value of $530,000. During the year ended December 31, 2010, the Company recorded stock-based compensation related to stock options of $553,000.

As of December 31, 2010, there was $2.3 million of total unrecognized compensation cost, net of expected forfeitures, related to unvested stock-based compensation arrangements granted under the stock option plans. That cost is expected to be recognized over a weighted average period of 2.4 years.

The total intrinsic value of options exercised was $174,000 for the year ended December 31, 2010. Intrinsic value is the total value of exercised shares based on the price of the Company’s Common Stock at the time of exercise less the proceeds received from the employees to exercise the options.

During the year ended December 31, 2010 proceeds from employee stock option exercises totaled approximately $4,000.

The following table summarizes stock-based compensation expense by function for the year ended December 31, 2010:

For the Year Ended December 31, 2010
(in thousands)
Cost of revenue	$52
Research and development	317
Marketing, general and administrative	184
Total stock-based compensation expense	$553

Valuation Assumptions

The Company estimates the fair value of stock options using the Black-Scholes model. The Black-Scholes model determines the fair value of stock-based compensation and is affected by the Company’s business valuation on the date of the grant as well as assumptions regarding a number of highly complex and subjective variables. These variables include expected volatility, expected life of the award, and expected risk-free rate of return. The assumptions for expected volatility and expected life are two assumptions that significantly affect the grant date fair value. If actual results differ from these estimates, stock-based compensation expense and the Company’s results of operations could be materially impacted.

Year Ended December 31, 2010
Stock Option Plan
Expected stock price volatility	48% - 49%
Risk free interest rate	1.84% - 3.15%
Expected term (in years)	6.3
Weighted-average fair value of stock options granted	$3.62

The Company bases volatility on the average volatility of certain public companies selected as being comparable to the Company using a look-back period consistent with the expected term of the related stock options.

The Company bases the risk-free interest rate used in the Black Scholes valuation method on the Federal Reserve Board treasury STRIPS with a term consistent with the remaining term of the related stock options.  Treasury STRIPS are fixed income securities sold at a discount to face value and offer no interest payments because they mature at par.

The expected term of options granted represents the period of time that options granted are expected to be outstanding.  The expected term was determined based on the average of the stated term and the weighted average vesting period for each respective stock option.

8.	Benefit Plans

CRI has a defined contribution plan through a Simplified Employee Pension Individual Retirement Account (SEP-IRA) benefit plan.  This plan for all employees is a tax-advantaged company-funded retirement program.  For each employee, CRI contributes 15% of eligible annual salary and bonus paid per year to the SEP-IRA benefit plan.  For the year ended December 31, 2010, the Company made contributions totaling $801,000 to the SEP-IRA benefit plan.

9.	Income Taxes

The provision for income taxes is comprised of:

Year Ended December 31
2010
(In thousands)
State:
Current	$7
Deferred	338
Foreign:
Current	863
$1,208

The tax provision differs from the expected statutory tax rate due primarily to its S Corporation status that exempts the Company from federal and state income taxes other than the 1.5% California S Corporation tax. Additionally, certain foreign license income was subject to withholding taxes. The foreign tax credit with the withholding tax is passed through to the shareholders under the S Corporation filing status.

The components of the net deferred tax assets (liabilities) are as follows:

As of December 31,
2010
(In thousands)
Deferred tax assets (liabilities):
Deferred revenue	$19
Accrued liabilities	11
Stock-based compensation	16
R&D credit carryforwards	66
Unrealized loss on marketable security	6
Total gross deferred tax assets	$118
Depreciation on property and equipment	(7)
Unrealized gain on derivative financial instrument	(372)
Total net deferred tax assets (liabilities)	$(261)
Valuation Allowance	—
Net deferred tax assets (liabilities)	$(261)

As of December 31,
2010
(In thousands)
Reported as
Current deferred tax assets	$30
Non-current deferred tax liabilities	(291)
Net deferred tax assets (liabilities)	$(261)

As of December 31, 2010 the Company has California research and development tax credit carryforwards of $66,000 that can be carried forward indefinitely.

As of December 31, 2010 the Company had $113,000 of unrecognized tax benefits and if recognized, the entire amount would be recorded as an income tax benefit in the Statement of Operations.

A reconciliation of the beginning and ending amounts of unrecognized income tax benefits for the year ended December 31, 2010 is as follows:

2010
(in thousands)
Balance at January 1	$97
Tax positions related to current year:
Additions	16
Tax positions related to prior years	—
Balance at December 31	$113

The Company recognizes interest and penalties related to uncertain tax positions as a component of the income tax provision (benefit). At December 31, 2010, an insignificant amount of interest and penalties are included in income taxes payable.

Cryptography Research, Inc. files U.S. federal and California income tax returns. The Company is subject to examination by the IRS for tax years ended 2007 through 2010. The Company is also subject to examination by the State of California for tax years ended 2006 through 2010. Due to its S Corporation status, income tax adjustments would pass through to the Company’s shareholders and it is only subject to California S Corporation tax of 1.5%.

10.	Fair Value of Financial Instruments
The following table presents the financial instruments that are carried at fair value and summarizes the valuation of its mutual fund and derivative financial instrument by the above pricing levels as of December 31, 2010:

	As of December 31, 2010
	Total	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In thousands)
Money market funds	$22,440	$22,440	$—	$—
Mutual fund	6,129	6,129	—	—
Derivative financial instrument	27,830	—	27,830	—
Total	$56,399	$28,569	$27,830	$—

In 2010 there were not any transfers of financial instruments between different fair value categories.

As of December 31, 2010, all of the Company’s investments are carried at fair value.

The Company monitors its investments for other than temporary losses by considering current factors, including the economic environment, market conditions, operational performance and other specific factors relating to the business underlying the investment, reductions in carrying values when necessary and the Company’s ability and intent to hold the investment for a period of time which may be sufficient for anticipated recovery in the market. For the year ended December 31, 2010 the Company has not incurred any other than temporary impairment loss on its investments.

11.	Related Party Transactions

CRI maintains a contractor relationship with Patentesque Law Firm (“PLF”) which provides a substantial portion of the legal services associated with the Company’s licensing and standard operations.  Patentesque Law Firm is owned by CRI’s Vice President and General Counsel.  All payments to PLF have been reflected in the Marketing, General and Administrative expenses within the Statement of Operations.  For the year ended December 31, 2010, legal expense to PLF totaled $402,000. At December 31, 2010, no balance was due to PLF.

12.	Subsequent Events

On January 20, 2011 the Company exercised its derivative financial instrument to acquire Macrovision common stock and immediately thereafter sold the common shares for total cash proceeds of $26.2 million.

On June 3, 2011 CRI was acquired by Rambus Inc. Pursuant to the terms of the merger agreement, the Company made a substantial amount of cash distributions to its employees, consultants, and intends to distribute excess cash prior to June 3, 2011. The acquisition of CRI is for $168.8 million in cash, approximately 6.4 million newly issued shares of Rambus stock, and $50.0 million payable to CRI employees in cash or stock over three years subject to certain eligibility and acceleration provisions and contingent upon continued employment. These amounts may be forfeited in part or whole by the covered employees and contractors upon voluntary departure from employment or discontinuation of services. Any amounts forfeited will be accelerated and paid by the Company to a designated charity.

The Company has evaluated subsequent events through August 5, 2011, the date the audited financial statements were issued.

CRYPTOGRAPHY RESEARCH, INC.
UNAUDITED FINANCIAL STATEMENTS
AS OF MARCH 31, 2011 AND DECEMBER 31, 2010
 AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

CRYPTOGRAPHY RESEARCH, INC.
CONDENSED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$55,465	$25,276
Marketable securities	6,117	6,129
Accounts receivable	2,342	165
Prepaid expenses and other current assets	292	261
Deferred taxes	30	30
Total current assets	64,246	31,861
Derivative financial instrument	—	27,830
Property and equipment, net	1,053	1,082
Other assets	72	95
Total assets	$65,371	$60,868

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$489	$36
Accrued salaries and benefits	162	846
Accrued liabilities	297	243
Deposit liability on unvested equity awards	404	423
Deferred revenue, current	2,836	685
Other current liabilities	294	236
Total current liabilities	4,482	2,469
Deferred revenue, noncurrent	788	579
Deferred tax liability, noncurrent	—	291
Other long-term liabilities	153	165
Total liabilities	5,423	3,504

Stockholders’ equity:
Common stock, $0.01 par value:
Authorized: 20,000 shares
Issued and outstanding: 9,970 shares at March 31, 2011 and 9,936 shares at December 31, 2010	100	99
Additional paid-in capital	1,994	1,776
Retained earnings	57,854	55,871
Accumulated other comprehensive loss, net	—	(382)
Total stockholders’ equity	59,948	57,364
Total liabilities and stockholders’ equity	$65,371	$60,868

See Notes to Unaudited Condensed Financial Statements

1

CRYPTOGRAPHY RESEARCH, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Revenue	$6,430	$5,980
Operating costs and expenses:
Cost of revenue	628	625
Research and development	953	982
Marketing, general and administrative	1,001	808
Total operating costs and expenses	2,582	2,415
Operating income	3,848	3,565
Interest income and other income (expense), net	(325)	51
Gain (loss) on derivative financial instrument	(1,536)	2,376
Interest and other income (expense), net	(1,861)	2,427
Income before income taxes	1,987	5,992
Provision for income taxes	3	297
Net income	$1,984	$5,695

See Notes to Unaudited Condensed Financial Statements

2

CRYPTOGRAPHY RESEARCH, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Cash flows from operating activities:
Net income	$1,984	$5,695
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	153	122
Depreciation	137	144
Deferred tax provision (benefit)	(291)	87
Gain (loss) on derivative financial instrument	1,536	(2,376)
Other than temporary impairment loss on marketable security	399	—
Loss on disposal of property and equipment	—	19
Change in assets and liabilities	43	283
Net cash provided by operating activities	3,961	3,974
Cash flows from investing activities:
Purchases of property and equipment	(116)	(99)
Proceeds received from sale of derivative financial instrument	26,294	—
Net cash provided by (used in) investing activities	26,178	(99)
Cash flows from financing activities:
Proceeds received from issuance of common stock under employee stock plans	50	4
Net cash provided by financing activities	50	4
Net increase in cash and cash equivalents	30,189	3,879
Cash and cash equivalents at beginning of period	25,276	25,676
Cash and cash equivalents at end of period	$55,465	$29,555

Supplemental disclosure of cash flow information:
Deposit liability on unvested equity awards	$(19)	$(9)

See Notes to Unaudited Condensed Financial Statements

3

CRYPTOGRAPHY RESEARCH, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.	Description of the Company

Cryptography Research, Inc. (the Company or CRI) is a security research and development (“R&D”) and licensing company based in San Francisco, California.  The Company was founded in 1995 and incorporated as an S Corporation in California in 1998.

The key technologies developed and licensed by CRI include Differential Power Analysis (“DPA”) countermeasures which involve monitoring the fluctuating electrical power consumption of a target device and then using advanced statistical methods to derive cryptographic keys and other secrets.  In addition, CRI offers anti-piracy and anti-counterfeiting solutions including CryptoFirewall technology which is a separate, on-chip, hardware-based security block that protects cryptographic keys and computations from attack.

2.	Summary of Significant Accounting Policies

 Financial Statement Presentation

The accompanying unaudited interim condensed financial statements include the accounts of CRI only.  CRI does not have any subsidiaries.

The unaudited interim condensed balance sheet as of March 31, 2011, the condensed statements of operations and cash flows for the three months ended March 31, 2010 and 2011 are unaudited. The unaudited interim condensed financial statements have been prepared on a basis consistent with the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s financial position as of March 31, 2011 and its results of operations and cash flows for the three months ended March 31, 2010 and 2011. The financial data and the other financial information disclosed in these notes to the condensed financial statements related to the three month periods are also unaudited. The results of operations for the three months ended March 31, 2011 are not necessarily indicative of the results to be expected for the year ending December 31, 2011 or for any other future annual or interim period.

 Use of Estimates

The preparation of unaudited interim condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed financial statements and the reported amounts of revenue and expenses during the reported periods.  Actual results could differ from those estimates.

Revenue Recognition

CRI licenses its DPA and Cryptofirewall technology to semiconductor and systems companies who use these inventions in the development and manufacture of their own products. CRI’s revenue consists primarily of royalty revenue and also includes DPA product revenue and consulting service revenue.

CRI recognizes revenue when persuasive evidence of an arrangement exists, CRI has delivered the product or performed the service, the fee is fixed or determinable and collection is reasonably assured.  If any of these criteria are not met, CRI defers recognizing revenue until such time as all criteria are met.

Royalty revenue is derived from fixed or variable licensing agreements.  The contractual terms of the agreements generally provide for payments over an extended period of time. For the licensing agreements with fixed royalty payments, CRI generally recognizes revenue from these arrangements as amounts become due. For the licensing agreements with variable royalty payments which can be based on either a percentage of sales or number of units sold, CRI earns royalties at the time that the licensees’ sales occur. CRI's licensees, however, do not report and pay royalties owed for sales in any given quarter until after the conclusion of that quarter. As CRI is unable to estimate the licensees’ sales in any given quarter to determine the royalties due to CRI, it recognizes royalty revenues based on royalties reported by licensees during the quarter and when all other revenue recognition criteria are met.

4

Product revenue is derived from sale of DPA workstation which is integrated with software that is essential to the functionality of the workstation.  The Company provides unspecified software upgrades and enhancements related to the workstation through the post contract support ("PCS") period of 15 to 27 months.  Accordingly, the Company accounts for revenue in accordance with ASC 985-605.  As vendor-specific objective evidence ("VSOE") does not exist for PCS, DPA product revenue is recognized over the PCS period.

Consulting service revenue is recognized when the consulting services have been provided and all other revenue recognition criteria are met.

CRI has not experienced collectability issues associated with customer receivables based on its historical experience.  As of March 31, 2011 and December 31, 2010, CRI has determined that an allowance for doubtful accounts on customer receivables is not necessary as historic and current practice indicates the Company will collect all amounts outstanding as of the balance sheet dates.

To the extent that revenue recognition criteria are not met, the amount of payment received from customers are deferred and included as "Deferred Revenue, current" and "Deferred Revenue, noncurrent" on the condensed balance sheets.

In September 2009, the Emerging Issues Task Force (the “EITF”) reached final consensus under Accounting Standards Update (“ASU”) No. 2009-13 on the issue related to revenue arrangements with multiple deliverables.  This issue addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how arrangement consideration should be measured and allocated to the separate units of accounting.  This issue is effective for the Company’s revenue arrangements entered into or materially modified on or after January 1, 2011.  The Company adopted this issue in the first quarter of 2011 and the adoption of this new issue did not have a material impact to the Company’s financial statements.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with original or remaining maturity of three months or less at the date of purchase.  The cash equivalent balances are invested in highly rated and highly liquid money market securities.

The Company maintains its cash balances with high quality financial institutions.

Marketable Securities

CRI follows ASC 320, Investments – Debt and Equity securities, which addresses the accounting and reporting for investments in securities that have readily determinable fair values.  Marketable securities are classified as securities available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings included in accumulated other comprehensive loss, which is included in equity net of the related tax impact. Unrealized and realized gains and losses on investment securities are computed based on the cost basis of securities specifically identified.

CRI recognizes an impairment charge on marketable securities when a decline in the fair value of its investments in marketable securities is below the cost basis and is judged to be other than temporary.  CRI considers various factors in determining whether a decline in the fair value of these investments is other than temporary, including the length of time and extent to which the fair value of the security has been less than CRI’s cost basis, the financial condition and near-term prospects of the issuer, and CRI’s intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

5

 Derivative Financial Instrument

In connection with the sale of the Self Protecting Digital Content (SPDC) business to Macrovision in 2007, CRI received an equity warrant (derivative financial instrument) giving it the right to acquire Macrovision’s common stock.  CRI held this derivative financial instrument for prospective investment gains.  CRI accounts for the equity warrant as a derivative in accordance with ASC 815, Derivatives and Hedging.  The derivative financial instrument entitles CRI to buy a specific number of shares of stock at a specific price at any time within a specified time period.  CRI’s derivative financial instrument agreement contains net share settlement provisions, which permit the Company to receive, at exercise, a share count equal to the intrinsic value of the derivative financial instrument divided by the share price (otherwise known as a cashless exercise).  As such, the derivative financial instrument asset is recorded at fair value and classified as an asset in the balance sheets on the date it was obtained.

Any changes in fair value from the grant date fair value of the derivative financial instrument will be recognized as an increase or decrease to the derivative financial instrument on the balance sheets and as unrealized gains or losses on the derivative financial instrument in the condensed statements of operations.  In the event of an exercise for shares, the basis or value in the equity securities will be reclassified from derivative financial instrument to investment securities on the balance sheets on the exercise date.  The fair value of the derivative financial instrument is determined using a Black-Scholes option pricing model.

CRI exercised the derivative financial instrument in January 2011 in a cashless exchange where the equity securities received were immediately sold for cash proceeds.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash equivalents, marketable securities, accounts receivable, accounts payable and accrued liabilities have carrying amounts which approximate fair value due to the short-term maturity of these instruments.

The fair value measurement statement defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining fair value, the Company considers the principal or most advantageous market in which the Company would transact, and the Company considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The fair value measurement statement requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements.  The statement requires fair value measurement be classified and disclosed in one of the following three categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

The Company uses unadjusted quotes to determine fair value for its investment in a mutual fund that has been classified as an available for sale security.

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

The Company uses observable pricing inputs to value its derivative financial instrument using a Black-Scholes option pricing model.  This valuation of the derivative financial instrument has been classified as a Level 2.

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The Company did not have any financial assets in Level 3.

6

Property and Equipment

Property and equipment includes computer software, research equipment, office equipment, leasehold improvements, and furniture and fixtures.  Computer software, research equipment, and office equipment are stated at cost less accumulated depreciation on a straight-line basis over an estimated useful life of three years.  Furniture and fixtures are stated at cost less accumulated depreciation on a straight-line basis over an estimated useful life of five years.  Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the noncancelable term of the lease.  Upon disposal, assets and related accumulated depreciation are removed from the accounts and the related gain or loss is included in the condensed statements of operations.

Research and Development

Research and development costs are expensed as incurred and include engineering expenses such as salaries and related benefits, stock-based compensation, depreciation, professional services and overhead expenses related to the general development of the Company’s products.

 Income Taxes

The Company has elected to be treated as a Subchapter S Corporation for federal and California tax purposes on May 11, 1998.  As such, income and expenses are passed through to the shareholders and generally not subject to taxation other than a reduced 1.5% S Corporation tax for California tax purposes and foreign withholding taxes.

California income taxes are accounted for using an asset and liability approach, which requires the recognition of deferred tax assets and liabilities for expected future tax events that have been recognized differently in the Company’s financial statements and tax returns.  The measurement of current and deferred tax assets and liabilities is based on provisions of the enacted tax law and the effects of future changes in tax laws and rates.  A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized.

In addition, the calculation of the Company’s tax liabilities involves uncertainties in the application of complex tax regulations.  As a result, the Company reports a liability for unrecognized tax benefits from uncertain tax positions taken or expected to be taken in its tax return.  The Company considers many factors when evaluating and estimating its tax positions, that may require periodic adjustments and may not accurately anticipate actual outcomes.

 Stock-Based Compensation and Equity Incentive Plans

The Company maintains an equity incentive plan which issued stock awards to employees in the form of stock options.  Stock-based compensation expense for all stock awards granted is determined based on the grant-date fair value.  CRI recognizes these compensation costs net of an estimated forfeiture rate, and recognizes compensation cost only for those stock awards expected to vest on a straight-line basis over the requisite service period of the award, which is generally a five year vesting term.  CRI estimated the forfeiture rate based on its historical experience.

Employees are permitted to exercise stock option awards in advance of complete vesting.  If an employee exercises an award prior to vesting then the employee will receive restricted stock that continues to vest over the original vesting conditions and the Company will continue to recognize compensation cost ratably over the original vesting conditions.  The exercise price associated with unvested awards is classified as a deposit liability on unvested stock awards on the balance sheets at each period end.

The Company will only recognize a tax benefit from stock-based awards in additional paid-in capital if an incremental tax benefit is realized after all other tax attributes currently available have been utilized.  In addition, CRI has elected to account for the indirect effects of stock-based awards on other tax attributes, such as the research tax credits, through the condensed statements of operations as part of the tax effect of stock-based compensation.

7

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources, including unrealized gains and losses on marketable securities.  Other comprehensive income (loss), net of tax, is presented in the balance sheets and related notes to the unaudited interim financials.

Impairment of Long-Lived Assets

CRI evaluates the recoverability of long-lived assets with finite lives.  Recognition of impairment of long-lived assets is required whenever events or changes in circumstances indicate that the carrying value amount of an asset may not be recoverable.  An impairment charge is recognized in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.  During the quarter ended March 31, 2011 and 2010, CRI did not recognize any impairment of its long-lived assets.

Credit Concentration

As of March 31, 2011 and December 31, 2010, the Company’s cash, cash equivalents and marketable securities were invested with three financial institutions in the form of money market funds and one mutual fund investing in short-term California municipal bonds.  The Company’s exposure to market risk for changes in interest rates relates primarily to its investment portfolio.  The Company places its investments with high credit issuers and, by policy, attempts to limit the amount of credit exposure to any one issuer.  The Company ensures the safety and preservation of the Company’s invested funds by limiting default risk and market risk.

The Company mitigates default risk by investing in high credit quality securities and by positioning its portfolio to respond appropriately to a significant reduction in a credit rating of any investment issuer or guarantor.  The portfolio includes only marketable securities with active secondary or resale markets to enable portfolio liquidity.

CRI is exposed to market risk associated with equity prices from one issuer (Macrovision) from the one derivative financial instrument.  The Company has no investments denominated in foreign currencies, and therefore, is not subject to foreign exchange risk from these assets.

 Recent Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board ("FASB") amended its guidance on the presentation of comprehensive income. Under the amended guidance, an entity has the option to present comprehensive income in either one continuous statement or two consecutive financial statements. A single statement must present the components of net income and total net income, the components of other comprehensive income and total other comprehensive income, and a total for comprehensive income. In a two-statement approach, an entity must present the components of net income and total net income in the first statement. That statement must be immediately followed by a financial statement that presents the components of other comprehensive income, a total for other comprehensive income, and a total for comprehensive income. The option under current guidance that permits the presentation of components of other comprehensive income as part of the statement of changes in stockholders’ equity has been eliminated. The amendment becomes effective retrospectively for the Company’s interim period ending March 31, 2012. Early adoption is permitted. The Company does not expect that this guidance will have an impact on its financial position, results of operations or cash flows as it is disclosure-only in nature.

In May 2011, the FASB amended its guidance to converge fair value measurement and disclosure guidance about fair value measurement under U.S. GAAP with International Financial Reporting Standards (“IFRS”). IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board. The amendment changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend for the amendment to result in a change in the application of the requirements in the current authoritative guidance. The amendment becomes effective prospectively for the Company’s interim period ending March 31, 2012. Early adoption is not permitted. The Company does not expect the amendment to have a material impact on its financial position, results of operations or cash flows.

8

3.	Derivative Financial Instruments

In November 2007, the Company sold its Self Protecting Digital Content (SPDC) business to Macrovision Corporation ("Macrovision") now know as Rovi Corporation.  As part of the consideration paid for this business the Company received a derivative financial instrument to purchase 928,315 shares of Macrovision’s common stock.  The derivative financial instrument was issued to the Company on November 17, 2007.

The derivative is recorded at fair value on the balance sheets in the derivative financial instruments line item with changes in fair value included in the (loss) gain on derivative financial instruments line item on the condensed statements of operations.

In January 2011, CRI executed a cashless exercise of the derivative financial instrument and received proceeds of $26,968,000 and paid their investment bank a fee of $674,000 related to the exercise of the derivative financial instrument.  Both the realized loss on exercise of the derivative financial instrument of $862,000 and the fee paid to CRI’s investment bank are presented as a net loss on exercise of the derivative financial instrument in the condensed statements of operations of $1,536,000 for the three months ended March 31, 2011.

The following table presents the derivative financial instrument as of March 31, 2011 and December 31, 2010.

	As of
	March 31, 2011	December 31, 2010
	(in thousands)

Derivative financial instrument at beginning of period	$27,830	$8,741
Unrealized gain	—	19,089
Net loss on exercise of financial instrument	(1,536)	—
Proceeds from sale of financial instrument	(26,294)	—
Derivative financial instrument at end of period	$—	$27,830

4.	Balance Sheets Components

Marketable Securities

CRI invests its excess cash and cash equivalents primarily in money market funds and one mutual fund investing in short-term California municipal bonds. All cash equivalents and marketable securities are classified as available-for-sale. Total cash equivalent and marketable securities are summarized as follows:

	As of March 31, 2011
(in thousands)	Fair Value	Amortized Cost	Gross Unrealized Losses
Money market funds	$39,481	$39,481	$—
Mutual fund	6,117	6,117	—
Total cash equivalents and marketable securities	$45,598	$45,598	$—

	As of December 31, 2010
(in thousands)	Fair Value	Amortized Cost	Gross Unrealized Losses
Money market funds	$22,440	$22,440	$—
Mutual fund	6,129	6,516	(387)
Total cash equivalents and marketable securities	$28,569	$28,956	$(387)

9

The unrealized loss can be primarily attributed to a combination of market conditions as well as the demand for short-term California municipal bonds.  See Note 9 “Fair Value of Financial Instruments,” for fair value discussion regarding the Company’s cash equivalents and marketable securities.

The Company entered into negotiations and signed a letter of intent to sell its common shares during March 2011.  As part of this sale the intention of both the acquirer and the Company was that all cash and investments on hand would be distributed to the current owners of the Company.  Therefore, as of the signing of the letter of intent in March 2011, the Company’s intent changed from holding the mutual fund through to recovery of invested capital to selling the mutual fund in the near term.  Therefore, in March 2011, the Company recorded an other than temporary impairment charge of $399,000 which represented the entire difference between the invested capital and the fair market value of the mutual fund.  The other than temporary impairment charge was presented in the Interest Income and Other Income (Expense), net in the condensed statements of operations.

For the three months ended March 31, 2010 the Company has not incurred any impairment loss on its investments.

Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss is comprised of the following:

	March 31, 2011	December 31, 2010
	(In thousands)
Unrealized loss on available for sale security	$—	$(387)
Tax effect	—	5
	$—	$(382)

5.	Equity Incentive Plans and Stock-Based Compensation

Stock Option Plans

The Company has two equity incentive plans under which grants are currently outstanding: the 1999 equity incentive plan (the 1999 Plan) and the 2009 equity incentive plan (the 2009 Plan).  Commencing January 1, 2009, all stock awards will be granted under the 2009 Plan and no further awards are being made under the 1999 Plan.  The 1999 Plan will continue to govern awards previously granted under the plan.

Grants under both plans have requisite service periods of 60 months, have graded vesting schedules and expire ten years from date of grant.

Both plan provide for the issuance of the following types of incentive awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) stock purchase rights.  The Company mainly incentivizes employees using stock option awards.  The Board of Directors reserved 2,500,000 shares in May 2009 for issuance under the 2009 Plan.

A summary of shares available for grant under the Company’s 2009 Equity Incentive Plan is as follows:

Shares Available for Grant
(In thousands)
Shares available as of December 31, 2010	$1,625
Stock options granted	(47)
Stock options forfeited	—
Stock options expired	—
Total available for grant as of March 31, 2011	$1,578

10

The Company adopted ASC 718, Compensation – Stock Compensation, on January 1, 2006 prospectively for all grants of share awards.  Since adoption, the Company has only issued stock options that can be exercised at any time after the grant date.  To the extent that options are exercised prior to complete vesting, the shares to be issued will be restricted and will continue to vest over the original vesting term of the stock award.

In accordance with the 1999 Plan and the 2009 Plan, employees are permitted to exercise stock option awards in advance of complete vesting.  The exercise price associated with unvested awards is classified as a deposit liability on unvested stock awards on the condensed balance sheet at each period end.  At March 31, 2011 and December 31, 2010 the deposit liability on unvested stock awards was $404,000 and $423,000, respectively.

General Stock Option Information

The following table summarizes stock option activity under the 1999 Plan and 2009 Plan for the three months ended March 31, 2011 and information regarding stock options outstanding, exercisable, and vested and expected to vest as of March 31, 2011.

	Options Outstanding
	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term(years)	Aggregate Intrinsic Value
	(Dollars and shares in thousands, except per share amounts)
Outstanding as of December 31, 2010	1,191	$3.73
Options granted	47	13.17
Options exercised	(35)	1.44
Options forfeited	—	—
Outstanding as of March 31, 2011	1,203	4.17	7	$10,828
Vested or expected to vest at March 31, 2011	1,148	4.13	7	10,377
Options exercisable at March 31, 2011	591	2.64	6	6,222

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value for in-the-money options at March 31, 2011, based on the value of the Company, which would have been received by the option holders had all option holders exercised their options as of that date.  The total number of in-the-money options outstanding and exercisable as of March 31, 2011 was 1,203,000.

Stock-Based Compensation

Stock Options

During the three months ended March 31, 2011, the Company granted 46,750 stock options, with an estimated total grant-date fair value of $283,000.  The Company did not grant any stock options during the three months ended March 31, 2010.  During the three months ended March 31, 2011 and 2010, the Company recorded stock-based compensation related to stock options of $153,000 and $122,000, respectively.

As of March 31, 2011, there was $2.1 million of total unrecognized compensation cost, net of expected forfeitures, related to unvested stock-based compensation arrangements granted under the stock option plans.  That cost is expected to be recognized over a weighted average period of 2.3 years as of March 31, 2011.

For the three months ended March 31, 2011 and 2010, the total intrinsic value of options exercised was $411,000 and $174,000, respectively.  Intrinsic value is the total value of exercised shares based on the price of the Company’s Common Stock at the time of exercise less the proceeds received from the employees to exercise the options.

During the three months ended March 31, 2011, proceeds from employee stock option exercises totaled approximately $50,000.

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The following table summarizes stock-based compensation expense by function for the three months ended March 31, 2011 and 2010:

	For the Three Months Ended March 31,
	2011	2010
(in thousands)
Cost of revenue	$13	$11
Research and development	80	64
Marketing, general and administrative	60	47
Total stock-based compensation expense	$153	$122

Valuation Assumptions

The Company estimates the fair value of stock options using the Black-Scholes model.  The Black-Scholes model determines the fair value of stock-based compensation and is affected by the Company’s business valuation on the date of the grant as well as assumptions regarding a number of highly complex and subjective variables.  These variables include expected volatility, expected life of the award, and expected risk-free rate of return.  The assumptions for expected volatility and expected life are two assumptions that significantly affect the grant date fair value.  If actual results differ from these estimates, stock-based compensation expense and the Company’s results of operations could be materially impacted.  There were no stock options grants for the three months ended March 31, 2010.  The information presented below relates to the three months ended March 31, 2011.

Three Months Ended March 31, 2011
Stock Option Plan
Expected stock price volatility	46%
Risk free interest rate	2.67%
Expected term (in years)	6.3
Weighted-average fair value of stock options granted	$6.40

6.	Income Taxes

Provision for income taxes:

	Three Months Ended March 31
	2011	2010
	(In thousands)
Provision for income taxes	$3	$297
Effective tax rate	0.2%	5.0%

CRI’s effective tax rates for the three months ended March 31, 2011 and 2010 was lower than the U.S. statutory tax rate due to our S Corporation status that exempts the Company from federal and state income tax other than the 1.5% California S Corporation tax.  Additionally, certain foreign license income was subject to withholding taxes and the related foreign tax credit is passed through to the shareholders under the S Corporation filing status.

The Company maintains liabilities for uncertain tax positions within its long-term income taxes payable accounts.  These liabilities involve judgment and estimation and are monitored by management based on the best information available including changes in tax regulations, the outcome of relevant court cases and other information.

As of March 31, 2011 and December 31, 2010, the Company had $113,000 in both periods of unrecognized tax benefits and if recognized, the entire amount would be recorded as an income tax benefit in the condensed statements of operations.

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The Company recognizes interest and penalties related to uncertain tax positions as a component of the income tax provision (benefit).  At March 31, 2011 and 2010, an insignificant amount of interest and penalties are included in income taxes payable.

Cryptography Research, Inc. files U.S. federal and California income tax returns.  The Company is subject to examination by the IRS for tax years ended 2007 through 2010.  The Company is also subject to examination by the State of California for tax years ended 2006 through 2010.  Due to its S Corporation status, income tax adjustments would pass through to the Company’s shareholders and it is only subject to California S Corporation tax of 1.5%.

7.	Fair Value of Financial Instruments

The following table presents the financial instruments that are carried at fair value and summarizes the valuation of its mutual fund and derivative financial instrument by the above pricing levels as of March 31, 2011 and December 31, 2010:

	As of March 31, 2011
	Total	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In thousands)
Money market funds	$39,481	$39,481	$—	$—
Mutual fund	6,117	6,117	—	—
Derivative financial instrument	—	—	—	—
Total	$45,598	$45,598	$—	$—

	As of December 31, 2010
	Total	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs Level 3)
	(In thousands)
Money market funds	$22,440	$22,440	$—	$—
Mutual fund	6,129	6,129	—	—
Derivative financial instrument	27,830	—	27,830	—
Total	$56,399	$28,569	$27,830	$—

In the three months ended March 31, 2011 there were not any transfers of financial instruments between different fair value categories.

As of March 31, 2011 and December 31, 2010, all of the Company’s investments are carried at fair value.

8.	Related Party Transactions

CRI maintains a contractor relationship with Patentesque Law Firm (“PLF”) which provides a substantial portion of the legal services associated with the Company’s licensing and standard operations.  Patentesque Law Firm is owned by CRI’s Vice President and General Counsel.  All payments to PLF have been reflected in the Marketing, General and Administrative expenses within the condensed statements of operations.  For the three months ended March 31, 2011 and 2010, legal expenses to PLF totaled $53,000 and $102,000, respectively. At March 31, 2011, $31,000 was due to PLF and at December 31, 2010, no balance was due to PLF.

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9.	Subsequent Events

On June 3, 2011 CRI was acquired by Rambus Inc. Pursuant to the terms of the merger agreement, the Company made a substantial amount of cash distributions to its employees, consultants, and intends to distribute excess cash prior to June 3, 2011. The acquisition of CRI is for $168.8 million in cash, approximately 6.4 million newly issued shares of Rambus stock, and $50.0 million payable to CRI employees in cash or stock over three years subject to certain eligibility and acceleration provisions and contingent upon continued employment. These amounts may be forfeited in part or whole by the covered employees and contractors upon voluntary departure from employment or discontinuation of services. Any amounts forfeited will be accelerated and paid by the Company to a designated charity.

The Company has evaluated subsequent events through August 5, 2011.

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